UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2012

Fastenal Company

(Exact name of registrant as specified in its charter)

Minnesota	0-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Theurer Boulevard, Winona, Minnesota	55987-1500
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (507) 454-5374

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2012, the Board of Directors (the “Board”) of Fastenal Company (the “Company”) elected Darren R. Jackson and Rita J. Heise as directors of the Company, effective immediately, filling two vacancies created by an increase in the number of directors on the Board from nine to eleven. Mr. Jackson and Ms. Heise were elected to serve until the Company’s next annual meeting of shareholders or until their successors are duly elected and qualified. The Board has not yet appointed either Mr. Jackson or Ms. Heise to serve on any committees of the Board. The Board has determined that each of Mr. Jackson and Ms. Heise qualifies as an “independent director” under the listing standards of The NASDAQ Stock Market.

Mr. Jackson is President and CEO of Advance Auto Parts, Inc., a leading national automotive aftermarket retailer of parts, accessories, batteries and maintenance items headquartered in Roanoke, Virginia. Before assuming his current duties in 2008, Mr. Jackson held various executive positions with Best Buy, Carson Pirie Scott and Nordstrom Stores.

Ms. Heise is an independent consultant with Rita Heise Consulting LLC. Prior to January 1, 2012, Ms. Heise was Corporate Vice President and CIO of Cargill, Incorporated, an international producer and marketer of food, agricultural, financial and industrial products and services headquartered in Minneapolis, Minnesota. Prior to joining Cargill in 2002, Ms. Heise held various positions over a 25 year career with Honeywell International.

There are no arrangements or understandings between either Mr. Jackson or Ms. Heise and any other person or persons pursuant to which such director was selected as a director of the Company. There are no current or proposed transactions in which either Mr. Jackson or Ms. Heise, or any member of his or her immediate family, has an interest that is required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities Exchange Commission.

Mr. Jackson and Ms. Heise will each receive an annual retainer of $15,000 for their services as a director, as well as $4,000 (plus reimbursement of reasonable expenses) for attending each meeting of the Board and each meeting of any committee of the Board to which such director may be appointed in the future, all in accordance with the Company’s existing director compensation policy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FASTENAL COMPANY (Registrant)

July 16, 2012	By	/s/ Daniel L. Florness
(Date)		Daniel L. Florness Chief Financial Officer